EXHIBIT 10.2

INNOVUS PHARMACEUTICALS, INC.

MAY 2013 AMENDMENT TO AMENDED AND RESTATED 8% CONVERTIBLE DEBENTURE

THIS MAY 2013 AMENDMENT TO AMENDED AND RESTATED 8% CONVERTIBLE DEBENTURE (“Amendment”) is entered into as of May 6, 2013 (the “Effective Date”), by and among Innovus Pharmaceuticals, Inc., a Nevada corporation ("Issuer"), and Bassam Damaj ("Debenture Holder").

RECITALS

WHEREAS, the signatories hereto are parties to that certain Amended and Restated 8% Convertible Debenture dated March 18, 2013 (the “Debenture”).

WHEREAS, the signatories hereto desire to enter into this Amendment to amend the Debenture as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

Amendment of Preamble. Preamble of the Debenture is amended to replace the phrase “Five Hundred Thousand Dollars ($500,000)” with “One Million Dollars ($1,000,000)”.

Amendment of Section 1.1(b). Section 1.1(b) of the Debenture is amended to replace the phrase “January 1, 2014” with “July 1, 2014”.

Amendment of Section 1.1(d). Amendment of Section 1.1(d).  Section 1.1(d) of the Debenture is amended to replace the phrase “January 14, 2014” with “July 1, 2014”.

Amendment to Section 3.1. Section 3.1 of the Debenture is amended to replace the phrase “January 14, 2014” with “July 1, 2014”.

Authority. Debenture Holder hereby represents and warrants that it is the sole legal and beneficial owner of the Debenture, and that no other person has any interest (other than a community property interest) in the Debenture. Each signatory below represents that he/she/it has the full authority to execute this Amendment, and no consents or approvals are required for such execution that have not been obtained prior to execution.

Ratification, No Default or Conversion. Debenture Holder hereby confirms (a) the absence of any Event of Default under the Debenture and (b) the absence of any conversion, pursuant to Section 1.2 or Section 3.1 of the Debenture, or otherwise. Except as amended herein, the Debenture shall remain in full force and effect.

Entire Agreement. This Amendment and Debenture constitute the entire agreement between the parties hereto and collectively supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof.

Conflict of Terms. In the event of any inconsistency between the provisions of this Amendment and any provision of the Debenture, the terms and provisions of this Amendment shall govern and control.

IN WITNESS WHEREOF, the parties hereto have executed this May 2013 Amendment to Amended and Restated 8% Convertible Debenture on the date first above written.

INNOVUS PHARMACEUTICALS, INC.

By:	/s/ Henry Esber
Name: Henry Esber, Ph.D.
Title: Chairman of Board of Directors

DEBENTURE HOLDER

By:	/s/ Bassam Damaj
Name: Bassam Damaj, Ph.D.

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